UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2007

Furniture Brands International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-00091	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105

(Address of principal executive offices) (zip code)

(314) 863-1100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2007, the Board of Directors approved the recognition of Richard R. Isaak as the “principal financial officer” of the Company for purposes of the certifications contemplated by Section 302 and Section 906 of the Sarbanes-Oxley Act Of 2002. Mr. Isaak, 39, has been a member of the Company’s finance department since April 2007 when he joined the Company and, since May 2007, has served as the Company’s Controller and Chief Accounting Officer. From March 2003 to April 2007, Mr. Isaak served as Director of Accounting and Reporting and then Vice President, Controller, and Chief Accounting Officer for Panera Bread Company. From September 1990 to March 2003, he was an auditor with Ernst & Young LLP.

Item 8.01	Other Events.

On August 2, 2007, the Company announced that its Board of Directors declared a quarterly dividend of $0.16 per common share payable August 24, 2007 to shareholders of record at the close of business on August 13, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein.

Item 9.01	Financial Statements and Exhibits.
(d) 99.1	Exhibits Press Release issued by the Company, dated August 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Richard R. Isaak
Name: Richard R. Isaak
Title: Controller and Chief Accounting Officer

Dated: August 3, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 2, 2007